UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

March 26, 2004

Terra Nostra Technology Ltd

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0873500

 (State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

2160, De La Montagne suite 720, Montreal, Québec, Canada

H3G 2T3

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code  (514) 845-0084

(Former name or former address, if changed since last report)

ITEM 1.

Changes in Control of Registrant.

Not Applicable

ITEM 2.

Acquisition or Disposition of Assets

Not Applicable

ITEM 3.

Bankruptcy or Receivership

Not Applicable

ITEM 4.

Changes in Registrants' Certifying Accountant

(a)

(1) Resignation of Accountant

On March 23, 2003, the Board of Directors of Terra Nostra Technology Ltd (the "Corporation") dismissed Stan J.H. Lee the Company's independent auditors.  Stan J.H. Lee audited the Company's consolidated financial statements for our two most recent fiscal years ended December 31, 2002.

The report of Stan J.H. Lee accompanying the audit for our two most recent fiscal years ended December 31, 2002 was not qualified or modified as to audit scope or accounting principles. However, such report did contain a modification with regards to the entity's ability to continue as a going concern.

During our two most recent fiscal years ended December 31, 2002,  and during the intermin period up through March 23, 2003,  there were (1) no disagreements between the Company and Stan J.H. Lee on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B"); and (3) no matters identified by Stan J.H. Lee involving our internal control structure or operations which was considered to be material weakness.

Stan J.H. Lee reviewed this Form 8-K with respect to the aforesaid disclosure and was provided the opportunity to furnish a letter with respect thereto.  We have included this letter as an exhibit to this form 8-K.

(a)

(2) Engagement of New Accountant

On March 23, 2004, the Board of Directors of the Company appointed Schwartz Levitsky Feldman Inc as the Company's new independent accountants.

During its two most recent fiscal years ended December 31, 2003, the Company did not consult with Schwartz Levitsky Feldman Inc regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did the Company consult with Schwartz Levitsky Feldman Inc with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

ITEM 5.

Other Event and Regulation FD Disclosure

Not Applicable

ITEM 6.

Resignation of Directors

Not Applicable

ITEM 7.

Financial Statements and Exhibits

16.1

Letter from Stan J.H. Lee.

ITEM 8.

Change in Fiscal Year

Not Applicable

ITEM 9.

Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Montreal, Quebec Canada, this 26th day of March, 2004.

TERRA NOSTRA TECHNOLOGY LTD.

By: /s/ Richard St. Julien

Name:  Richard St. Julien

Title:    Secretary